Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2001, except for Note 10, which is dated March 29, 2001, included in uDate.com, Inc.’s Form 10-KSB for the year ended December 31, 2000.

/s/ KPMG Audit Plc
Nottingham, England

18 December 2001